CONSENT OF PRICE WATERHOUSE LLP

                                  Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 11, 1996 appearing on page F-2 of MicroAge, Inc.'s Annual Report on Form 10-K for the fiscal year ended November 3, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Phoenix, Arizona
November 26, 1997